Consent of Ernst & Young LLP, Independent Auditors

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Financial Statements" in the Statement of Additional Information in Post-Effective Amendment Number 38 to the Registration Statement (Form N-1A No. 333-37453), and to the incorporation by reference therein of our report dated January 14, 2002 on the financial statements of the Wachovia Special Values Fund for the year ended November 30, 2001.

                                                            ERNST & YOUNG LLP

Boston, Massachusetts
June 12, 2002